UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 6, 2006

                                POWERLINX, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                33-55254-26                    50-0006815
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)


     1700 66th St. North, Suite 300, St.Petersburg, FL         33710
     -------------------------------------------------         -----
        (Address of principal executive offices)             (Zip Code)

                                 (727) 866-7440
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

     On March 16, 2006, Powerlinx, Inc., (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), with several accredited investors (collectively the "Purchasers"), under which the Company agreed to issue and sell to the Purchasers in a private placement up to $4,473,933 aggregate principal amount of convertible debentures ("Debentures"), including $1,373,933 of existing debt being converted into the Debentures, and warrants to purchase common stock (the "Warrants") for an aggregate of up to $3,100,000 (the "Proceeds"). The Company expects to have all the closing conditions satisfied on or about March 22, 2006. The Company also expects to pay a portion of the Proceeds as payment for commissions and expenses and $87,428 as repayment of certain creditors pursuant to the Purchase Agreement. The Company intends to use the available proceeds for general corporate and working capital purposes.

     The Debentures are due March 22, 2008, and are subject to the interest rate of 8%, if paid in cash, 10% if paid in stock. The principal amount due may be converted into shares of common stock at any time by the holder at an initial conversion price equal to the product of (A) 0.65 and (B) the lowest of (i) the average of the 10 volume weighted average prices ("VWAPs") during the 10 Trading Day period immediately prior to March 7, 2006 (the "Initial Reference Price"); or (ii) (a) if the 50-1 reverse stock split of the authorized and outstanding common stock of the Company (the "Reverse Stock Split") has occurred by the 20th business day following March 22, 2006 (the "Issuance Date"), the average of the 5 VWAPs during the 5 Trading Day period commencing on the 20th business day after the Issuance Date, or (b) if the Reverse Stock Split has not occurred by the 20th business day following the Issuance Date, the amount equal to (I) the product of the average of the 5 VWAPs during the 5 Trading Day period commencing immediately following the completion of the Reverse Stock Split and (II) (aa) the average number of shares of common stock issued and outstanding during such 5 Trading Day period, minus (bb) $1,587,500, divided by the average number of shares of common stock actually issued and outstanding during such 5 Trading Day pricing period; or (iii) in the event that the Reverse Stock Split has not occurred prior to a Public Announcement, as defined in the Purchase Agreement, by the Company, at the option of the holder, pursuant to certain Company notification requirements, either (1) an amount equal to (a) (I) the product of
(X) the Initial Reference Price and (Y) the number of shares of common stock actually issued and outstanding on the Issuance Date, minus (II) 1,587,500, divided by (b) the average number of shares of common stock actually issued and outstanding on the Issuance Date; or (2) following completion of the Reverse Stock Split, an amount equal to (a) (I) the product of (X) the 5 VWAPs during such 5 Trading Day pricing period immediately following the completion of the Reverse Stock Split and (Y) the average number of shares of common stock actually issued and outstanding during such 5 Trading Day period, minus (II) 1,587,500, divided by (b) the average number of shares of common stock actually issued and outstanding during such 5 Trading Day period (the "Applicable Initial Reference Price").

     The Company has agreed to liquidated damages and other damages for failure to effect the conversion or deliver the certificates. The conversion price will be subject to adjustment for subdivision or combination of the common stock at any time after March 22, 2006 as defined in the Purchase Agreement.

     The Warrants may be exercised for an aggregate of up to 94,188,063 shares of common stock until March 22, 2011, at price per share equal to the product of
(i) 1.25 and (ii) the Applicable Initial Reference Price (the "Exercise Price"). The exercise price will be subject to adjustment for events and transactions as stated in the Warrant.

     The Company agreed to sell the Debentures and issue the common stock issuable on conversion and exercise of the Debentures and Warrants, in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act on a private placement basis, to domestic and foreign institutional, accredited investors.

     The Common Stock underlying the Debentures and the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company is committed to file the registration statement within 90 days of closing and have it declared effective within 135 days of closing (subject to additional time in certain limited circumstances), and if those time periods are not met, the Company will pay a liquidated damages amount of one percent of the amount invested for each day until the filing of the registration statement, and pay a liquidated damages amount of one percent of the amount invested for each 30-day period (pro rated) until the effectiveness of the registration statement (collectively the "Payments"). In the event the Company fails to make any such Payments in a timely manner, such Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.


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
     As security for the payment and performance of the Obligations, as defined in the Security Agreement, and the payment for the Debentures, pursuant to the Security Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement and the Collateral Agency Agreement, the Company granted to Secured Party as collateral agent, for itself and for the ratable benefit of Purchasers, a security interest in all of Company's right, title and interest in all the Company's property, including but not limited to, equipment, assets, inventory, patents, trademarks and copyrights.

Item 3.02 - Unregistered Sales of Equity Securities

         See Item 1.01.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

     On March 6, 2006, George S. Bernardich and Douglas A. McIntyre resigned as directors of Powerlinx, Inc. (the "Company") and Douglas A. McIntyre resigned as a Chairman of the Audit Committee of the Board of Directors, and Mike Tomlinson and Ted Shalek were appointed as directors of the Company, and Ted Shalek was appointed as the Chairman of the Audit Committee of the Board of Directors to fill the vacancies created.

     There are no understandings or arrangements between Messrs. Shalek and Tomlinson and any other person pursuant to which Messrs. Shalek and Tomlinson were selected as directors. Except for the appointment on March 6, 2006, of Ted Shalek as the Chairman of the Audit Committee, Messrs. Shalek and Tomlinson presently do not serve on any Company committee. Mr. Tomlinson is currently the Chief Executive Officer of the Company. Messrs. Shalek and Tomlinson may be appointed to serve as members of a committee although there are no current plans to appoint Messrs. Shalek or Tomlinson to a committee as of the date hereof. Messrs. Shalek and Tomlinson do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Messrs. Shalek and Tomlinson have never entered into a transaction, nor is there any proposed transaction, between Messrs. Shalek or Tomlinson and the Company.

Ted Shalek

     Mr. Shalek has been the CEO and CFO of Vertical Health Solutions in Oldsmar, Florida since October of 2004. Mr. Shalek served as President of Shalek and Associates, CPA's Inc. of Independence, Ohio from 1985 to 2004. Shalek and Associates provided accounting and consulting services to small and medium sized corporations and other entities. Mr. Shalek was an Instructor in Business and Taxation at Cuyahoga Community College of Cleveland, Ohio. He has also been a Partner in McManamon, Shalek and Co. CPAs and Tax Manager at Coopers & Lybrand (now Price, Waterhouse, Coopers.) Mr. Shalek has served on numerous boards. He holds his Certified Public Accountant, Certified Public Valuation, and National Association on Security Dealers Series 7 Licenses; and is an Arbitrator for the NASD.

Mike Tomlinson

     Mr. Tomlinson is currently the Chief Executive Officer of the Company. Mr. Tomlinson joined Powerlinx in February 2004. From 2003 to February of 2004, Mr. Tomlinson served as Vice President of Operations for Invincible Roofing. From 1999 to 2003, Mr. Tomlinson served as President of Benchmark Associates, a consulting business that he founded. He received a BBA in both Marketing and Management from the University of Memphis in 1975. Mr. Tomlinson has extensive sales, marketing, product development, Business Reengineering and general management experience, having served over 25 years with HavaTampa Cigar, Lenox Brands, PepsiCo (18 yrs.) and Proctor and Gamble. Mr. Tomlinson held the office of Vice-President or Senior Vice-President with these companies for 16 years. .

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
Item 9.01 - Financial Statement and Exhibits

(c)      10.1  Form of Securities Purchase Agreement dated as of March 7, 2006
               (without schedules and exhibits) (Filed herewith).


         10.2  Form of Warrant issued March 22, 2006 (Filed herewith).

         10.3  Form of Debenture issued March 22, 2006 (Filed herewith).

         10.4 Form of Registration Rights Agreement dated as of March 22, 2006 (without schedules and exhibits) (Filed herewith).

         10.5 Form of Security Agreement dated March 7, 2006 (without schedules and exhibits) (Filed herewith).

         10.6 Form of Collateral Agency Agreement dated March 7, 2006 (without schedules and exhibits) (Filed herewith).

         10.7 Form of Copyright Security Agreement dated March 7, 2006 (without schedules and exhibits) (Filed herewith).

         10.8 Form of Patent and Trademark Security Agreement dated March 7, 2006 (without schedules and exhibits) (Filed herewith).

         99.1 Douglas A. McIntyre resignation letter dated March 3, 2006 (Filed herewith).


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   POWERLINX INC.


Dated: March 22, 2006
                                   By: /s/ Mike Tomlinson
                                   ----------------------
                                   Name: Mike Tomlinson
                                   Title: Chief Executive Officer



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